As filed with the Securities and Exchange Commission on December 3, 2001

                                                   Registration No. 333-_____



                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                         --------------------------

                                  FORM S-8


                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                         --------------------------

                           AMERIGROUP Corporation
           (Exact Name of Registrant as Specified in Its Charter)

                            Delaware 54-1739323
       (State of Incorporation) (I.R.S. Employer Identification No.)
                         --------------------------

                           4425 Corporation Lane
                       Virginia Beach, Virginia 23462
                               (757) 490-6900
            (Address of Principal Executive Offices) (Zip Code)
                         --------------------------more

                              1994 STOCK PLAN
                         2000 EQUITY INCENTIVE PLAN

                         (Full Titles of the Plans)
                         --------------------------

                             Stanley F. Baldwin
                 Senior Vice President and General Counsel
                           AMERIGROUP Corporation
                           4425 Corporation Lane
                       Virginia Beach, Virginia 23462
                               (757) 490-6900
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                        --------------------------



                      CALCULATION OF REGISTRATION FEE


                                                        Proposed Maximum             Proposed Maximum             Amount of
       Title of Securities         Amount to be          Offering Price             Aggregate Offering          Registration
        to be Registered            Registered              Per Share                      Price                     Fee
----------------------------- ----------------------- ------------------------- --------------------------- ---------------------
Common Stock, par value
$0.01 per share..............    1,360,817 shares (1)         $3.98                    $5,416,051.66             $1,354 (4)
----------------------------- ----------------------- ------------------------- --------------------------- ---------------------
Common Stock, par value
$0.01 per share..............    1,621,572 shares (2)        $18.25                    $29,593,689.00             $7,399 (5)
----------------------------- ----------------------- ------------------------- --------------------------- ---------------------
Common Stock, par value
$0.01 per share..............      705,685 shares (3)        $15.43                    $10,888,719.55             $2,722 (6)
----------------------------- ----------------------- ------------------------- --------------------------- ---------------------

(1) Represents shares of common stock, par value $0.01 per share (the "Common Stock") of AMERIGROUP Corporation (the "Registrant") issuable pursuant to outstanding options under the Registrant's 1994 Stock Plan (the "1994 Plan").

(2) Represents shares of Common Stock issuable pursuant to the Registrant's 2000 Equity Incentive Plan (the "2000 Plan", and together with the 1994 Plan, the "Plans"). The maximum number of shares which may be issued under the Plans is subject to equitable adjustment upon the occurrence of certain events pursuant to the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the occurrence of any such corporate transaction or event.

(3) Represents shares of Common Stock issuable pursuant to outstanding options under the 2000 Plan.

(4) Computed in accordance with Rule 457(h) of the Securities Act. Such computation is based on the weighted average exercise price of $3.98 covering outstanding options to purchase 1,360,817 shares.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act as follows: the fee is calculated on the basis of the average of the high and low sale prices per share of Common Stock as quoted on the Nasdaq National Market on November 29, 2001 (within 5 business days prior to filing this registration statement).

(6) Computed in accordance with Rule 457(h) of the Securities Act. Such computation is based on the weighted average exercise price of $15.43 covering outstanding options to purchase 705,685 shares.



                                   PART I

         The information called for by Part I of this registration statement on Form S-8 is included in the description of the Plans to be delivered to persons eligible to participate in the Plans. Pursuant to the
Note in the Instructions to Part I of Form S-8, this information is not being filed with or included in this registration statement.



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents By Reference

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates.

         (1) The Registrant's final prospectus dated November 5, 2001 and filed with the Commission on November 6, 2001 pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001.

         (3) The Registrant's Form 8-A filed with the Commission on July 24, 2000 pursuant to Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

         All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.           Description of Securities

         Not Applicable.


Item 5.           Interests of Named Experts and Counsel

         The validity of the issuance of the shares of common stock to be registered in connection with this registration statement will be passed upon by Stanley F. Baldwin, Senior Vice President, General Counsel and Secretary of the Registrant. Mr. Baldwin directly or indirectly owns 39,450 shares of Common Stock and has options to acquire an aggregate of 45,750 shares of Common Stock.


Item 6.           Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

         As permitted by Delaware law, Article Sixth of the Registrant's Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to the Registration Statement on Form S-1, as amended (File No. 333-37410), which is incorporated herein by reference, includes a provision that eliminates, to the maximum extent permitted by Delaware law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         As permitted by Delaware law, Article Seventh of the Registrant's Amended and Restated Certificate of Incorporation provides that (1) the Registrant is required to indemnify its directors and officers to the fullest extent authorized or permitted by law, subject to certain very limited exceptions; (2) the Registrant is permitted, to the extent authorized by its board of directors, to provide rights to indemnification to its employees and agents similar to those conferred to its directors and officers; (3) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (4) the rights conferred in the Amended and Restated Certificate of Incorporation are not exclusive.

         As permitted by Delaware law, the Registrant's Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended (File No. 333-37410), which is incorporated herein by reference, provides that (1) the Registrant is required to indemnify its directors and officers to the fullest extent authorized by the DGCL, subject to certain very limited exceptions; (2) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and
(3) the rights to indemnification conferred in the Amended and Restated By-Laws are not exclusive.

         As permitted by the Delaware law, the Registrant's Amended and Restated By-Laws provides the Registrant with the authority to purchase insurance covering the Registrant's directors and officers against any such expense, liability or loss asserted against them in their capacity as such.


Item 7.           Exemption From Registration Claimed.

                  Not Applicable.


Item 8.           Exhibits.

3.1*              Amended and Restated Certificate of Incorporation.
3.2*              Amended and Restated By-Laws.
3.3*              Form of share certificate for common stock.
5.1               Opinion of Stanley F. Baldwin, Esq.
10.10*            1994 Stock Plan.
10.11*            2000 Equity Incentive Plan.
10.12*            Employee Stock Purchase Plan.
23.1              Consent of KPMG LLP with respect to the financial
                  statements of the registrant.
23.2              Consent of KPMG LLP with respect to the Medicaid Business of
                  Oxford Health Plans (N.J.), Inc.
23.3              Consent of Stanley F. Baldwin, Esq. (included with
                  Exhibit 5.1).
24.1              Powers of Attorney (included on the signature page).
-------------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration Number 333- 37410), as amended, originally filed with the Securities and Exchange Commission on May 19, 2000, and declared effective on November 5, 2001.


Item 9.           Required Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, State of Virginia, on this 3rd day of December, 2001.

                                        AMERIGROUP CORPORATION

                                        By   /s/ Scott M. Tabakin
                                           -----------------------------------
                                              Name:  Scott M. Tabakin
                                              Title:  Chief Financial Officer



                             POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Stanley F. Baldwin and Scott M. Tabakin, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of ordinary shares of AMERIGROUP Corporation and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                Title                           Date


/s/ Jeffrey L. McWaters        Chairman, Chief Executive       December 3, 2001
------------------------------ Officer and President
    Jeffrey L. McWaters        Principal Executive Officer)


/s/ Scott M. Tabakin              Chief Financial Officer      December 3, 2001
------------------------------
    Sscott M. Tabakin

/s/ Kathleen K. Toth             Chief Accounting Officer      December 3, 2001
------------------------------
    Kathleen K. Toth

/s/ C. Sage Givens               Director                      December 3, 2001
------------------------------
    C. Sage Givens

/s/ William J. McBride           Director                      December 3, 2001
------------------------------
    William J. McBride

/s/ Carlos A. Ferrer             Director                      December 3, 2001
------------------------------
    Carlos A. Ferrer

                                 Director
------------------------------
    Charles W. Newhall, III

Exhibit Index

3.1*     Amended and Restated Certificate of Incorporation.

3.2*     Amended and Restated By-Laws.

3.3*     Form of share certificate for common stock.

5.1      Opinion of Stanley F. Baldwin, Esq.

10.10*   1994 Stock Plan.

10.11*   2000 Equity Incentive Plan.

10.12*   Employee Stock Purchase Plan.

23.1 Consent of KPMG LLP with respect to the financial statements of the registrant.

23.2 Consent of KPMG LLP with respect to the Medicaid Business of Oxford Health Plans (N.J.), Inc.

23.3     Consent of Stanley F. Baldwin, Esq. (included with Exhibit 5.1).

24.1     Powers of Attorney (included on the signature page).
-------------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration Number 333- 37410), as amended, originally filed with the Securities and Exchange Commission on May 19, 2000, and declared effective on November 5, 2001.